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                                    EXHIBIT 4.4
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                              EXHIBIT 4.4
 CERTIFICATE NUMBER                                                   Shares
    **        **                                                     **     **

COMMON
OLD KENT FINANCIAL CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN
                                                              CUSIP 679833-10-3
      SEE REVERSE FOR CERTAIN DEFINITIONS


THIS
CERTIFIES
THAT
                                 SPECIMEN

IS THE
OWNER
OF

fully paid and non-assessable shares of the par value of One Dollar ($1.00) each, of COMMON STOCK of
                        OLD KENT FINANCIAL CORPORATION

transferable upon the books of the Corporation by the owner hereof, in person or by duly authorized attorny, upon surrender of this Certificate properly endorsed.

     The Corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class of capital stock of the Corporation authorized for issuance, as well as the designation, relative rights, preferences and limitations of each series of any class of capital stock so far as the same may have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series. The Corporation, and all amendments thereto, to all of which the holder of this certificate assents by acceptance hereof.

     This Certificate shall not be valid unless countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the signatures of the duly authorized officers of the Corporation.

DATED                                     Countersigned:
                                                                 OLD KENT BANK
/s/David J. Wagner                                Transfer Agent and Registrar
            Chairman of the Board
                                          By ________________________________
/s/Mary E. Tuuk                                           Authorized Signature
            Secretary                     See Legend on Reverse

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This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Old Kent Financial Corporation (the "Company") and Old Kent Bank (the "Rights Agent") dated as of January 20, 1997, as from time to time amended (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or Adverse Person or any Affiliate or Associate thereof (as such terms are definnd in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM  --   as tenants in common            UNIF GIFT MIN ACT--__Custodian____
TEN ENT  --   as tenants by the entireties                     (Cust)    (Minor)
JT TEN   --   as joint tenants with right of    under Uniform Gifts to Minors
              survivorship and not as           Act __________________________
              tenants in common                               (State)

       Additional abbreviations may also be used though not in the above list

For value received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
[                                  ]

_____________________________________________________________________________
         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)
_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_______________________________________________________________________ shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint





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___________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated ___________________________

                            (SIGNATURE)   ______________________________

                            (SIGNATURE)   ______________________________
                                      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                      MUST CORRESPOND WITH THE NAME WRITTEN
                                      UPON THE FACE OF THE CERTIFICATE IN EVERY
                                      PARTICULAR, WITHOUT ALTERATION OR
                                      ENLARGEMENT OR ANY CHANGE WHATEVER.